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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements (Form S-3 No. 33-51690) pertaining to the Dividend Reinvestment Plan and (Form S-8 No.33-61596) pertaining to the Employee's Stock Ownership Plan of IBT Bancorp, Inc., of our integrated audit report dated February 29, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of IBT Bancorp Inc., included in this Annual Report (Form 10-K) for the years ended December 31, 2007, 2006 and 2005.


                                        Rehmann Robson P.C.

Saginaw, Michigan
March 10, 2008


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